As filed with the Securities and Exchange Commission on July 31, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LendingTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2414818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, North Carolina	28203
(Address of principal executive offices)	(Zip Code)

LendingTree, Inc. 2023 Stock Plan

LendingTree, Inc. 2023 Inducement Grant Plan

(Full title of the plan)

Heather Novitsky, Esq.

SVP, Head of Legal

LendingTree, Inc.

1415 Vantage Park Dr., Suite 700

Charlotte, North Carolina 28203

(Name and address of agent for service)

(704) 541-5351

(Telephone number, including area code, of agent for service)

With a copy to:

John D. Tishler, Esq.

Lindsay H. Ferguson, Esq.

Nazia J. Khan, Esq.

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 100

San Diego, CA 92130

Phone: (858) 720-8900

Fax: (858) 509-3691

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐
	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by LendingTree, Inc., a Delaware corporation (the “Company”), relating to (a) 1,632,594 shares of the Company’s common stock, par value $0.01 per share, issuable to officers, employees, non-employee directors and consultants of the Company and the Company’s subsidiaries and affiliates under the LendingTree, Inc. 2023 Stock Plan (the “2023 Plan”) and (b) 100,000 shares of the Company’s common stock, par value $0.01 per share, issuable as inducements to any prospective employee who was not previously an employee or director of the Company, or following a bona fide period of non-employment, under the LendingTree, Inc. 2023 Inducement Grant Plan (the “Inducement Plan”).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The Company will provide each recipient (each, a “Recipient” and collectively, the “Recipients”) of a grant under the 2023 Plan and/or the Inducement Plan with documents that contain information related to the 2023 Plan and/or the Inducement Plan, as applicable, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Heather Novitsky, Esq.

SVP, Head of Legal

LendingTree, Inc.

1415 Vantage Park Dr., Suite 700

Charlotte, North Carolina 28203

Phone: (704) 541-5351

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 3, 2023 and July 28, 2023 respectively;

•	The Company’s Current Reports on Form 8-K filed with the SEC on March 9, 2023, March 29, 2023, June 22, 2023 and July 18, 2023 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);

•	The Company’s definitive proxy statement on Schedule 14A for the Company’s 2023 annual meeting of stockholders filed with the SEC on May 1, 2023;

•	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on August 5, 2008, including any amendments or reports filed with the SEC for the purposes of updating such description; and

•	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following provisions of Delaware law and our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Fourth Amended and Restated By-Laws (“Bylaws”) govern the indemnification of our directors and officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation – a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of our Company, or by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was serving, at our request, as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. To the extent authorized by the DGCL, we will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service. Any amendment of these provisions will not reduce our indemnification obligations relating to actions taken before such amendment.

We maintain a directors’ and officers’ liability insurance policy insuring our directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring us, under certain circumstances, in the event that indemnification payments are made by us to such directors and officers.

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 31st day of July 2023.

LENDINGTREE, INC.

By:	/s/ Douglas R. Lebda
Douglas R. Lebda
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trent Ziegler and Heather Novitsky as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Douglas R. Lebda	Chairman, Chief Executive Officer and Director	July 31, 2023
Douglas R. Lebda	(Principal Executive Officer)

/s/ Trent Ziegler	Chief Financial Officer	July 31, 2023
Trent Ziegler	(Principal Financial Officer)

/s/ Carla Shumate	Senior Vice President and Chief Accounting Officer	July 31, 2023
Carla Shumate	(Principal Accounting Officer)

/s/ Gabriel Dalporto	Director	July 31, 2023
Gabriel Dalporto

/s/ Thomas M. Davidson, Jr.	Director	July 31, 2023
Thomas M. Davidson, Jr.

/s/ Mark Ernst	Director	July 31, 2023
Mark Ernst

/s/ Robin Henderson	Director	July 31, 2023
Robin Henderson

/s/ Steven Ozonian	Director	July 31, 2023
Steven Ozonian

/s/ Diego Rodriguez	Director	July 31, 2023
Diego Rodriguez

/s/ Saras Sarasvathy	Director	July 31, 2023
Saras Sarasvathy

/s/ G. Kennedy Thompson	Director	July 31, 2023
G. Kennedy Thompson

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EXHIBIT INDEX

Exhibit Number	Description
4.1*	Specimen Stock Certificate evidencing the shares of common stock
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	LendingTree, Inc. 2023 Stock Plan (Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2023)
10.2	LendingTree, Inc. 2023 Inducement Grant Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2023)
10.3*	Form of Restricted Stock Unit Award pursuant to the 2023 Stock Plan
10.4*	Form of Stock Option Award pursuant to the 2023 Stock Plan
10.5	Form of Restricted Stock Unit Award pursuant to the 2023 Inducement Grant Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2023)
10.6	Form of Stock Option Award pursuant to the 2023 Inducement Grant Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2023)
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith.

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